UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2023

DERMATA THERAPEUTICS, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40739	86-3218736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 Del Mar Heights Rd., #322 San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 800-2543

N/A

(Former Name or Former Address, if Changed Since Last Report)

 ___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DRMA	The Nasdaq Capital Market
Warrants, exercisable for one share of Common Stock	DRMAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 13, 2023, Dermata Therapeutics, Inc. (the “Company”) filed a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware (the “Certificate of Amendment”), which will effect, at 12:01 a.m. Eastern Time, on March 14, 2023, a 1-for-16 reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”). In connection with the Reverse Stock Split, the CUSIP number for the Common Stock will change to 249845306.

Subject to The Nasdaq Capital Market (“Nasdaq” or the “Exchange”) approval, the Company anticipates that the Common Stock will begin trading on Nasdaq on a Reverse Stock Split-adjusted basis when the market opens on March 14, 2023.

As a result of the Reverse Stock Split, (i) every 16 shares of Common Stock issued and outstanding will be converted into one share of Common Stock. The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the Reverse Stock Split would have resulted in some stockholders owning a fractional share. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to a fractional share of Common Stock are instead entitled to receive a proportional cash payment.

The Reverse Stock Split will not change the par value of the Common Stock or the authorized number of shares of Common Stock. All outstanding securities entitling their holders to purchase shares of Common Stock or acquire shares of Common Stock, including issued and outstanding stock options and warrants, will be adjusted as a result of the Reverse Stock Split, as required by the terms of those securities.

At the special meeting of stockholders held on February 8, 2023, the Company’s stockholders granted the Company’s Board of Directors (the “Board”) the discretion to effect the Reverse Stock Split at a ratio of not less than 1-for-2 and not more than 1-for-40, with such ratio to be determined by the Board. On March 8, 2023, the Board of Directors approved and authorized the filing of the Certificate of Amendment to effect the Reverse Stock Split.

The foregoing description of the Certificate of Amendment is a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed with this report as Exhibit 3.1 and is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Dermata Therapeutics, Inc., dated March 13, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dermata Therapeutics, Inc.

March 13, 2023	By:	/s/ Gerald T. Proehl
	Name:	Gerald T. Proehl
	Title:	Chief Executive Officer

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